Exhibit 99.1

Evofem Appoints Ivy Zhang as Chief Financial Officer and Secretary

SAN DIEGO, April 14, 2023 – Evofem Biosciences, Inc., (OTCQB: EVFM), the maker of Phexxi® (lactic acid, citric acid and potassium bitartrate), today announced the appointment of Ivy Zhang as Chief Financial Officer (CFO) and Secretary, effective April 13, 2023. Reporting to Chief Executive Officer Saundra Pelletier, Ms. Zhang will lead Evofem’s finance organization and financial activities including financial planning and analysis, accounting, external audit, tax, controllership, and treasury functions.

“We are delighted to welcome Ivy back to Evofem as our chief financial officer and secretary. In addition to her deep knowledge of the Evofem culture and history, Ivy brings a growth mindset and entrepreneurial savvy that will be instrumental in supporting our ongoing operations as we work toward our goal to be EBITDA breakeven on a quarterly basis by the end of this year,” said Ms. Pelletier.

Ms. Zhang is a seasoned finance executive with more than 14 years of financial and accounting experience spanning diverse industries, including pharmaceuticals and medical devices. Following approximately seven years in finance positions at Ernst & Young LLP, and more than two and a half years serving in finance positions at SeaSpine Holdings Corporation (a public medical and therapeutic technology and device company), she joined Evofem in March 2018, first as Director of SEC Reporting and SOX Compliance. Then, from April 2020 to November 2022, she served as Evofem’s Controller. She rejoins Evofem from HUYABIO International, where she served as Vice President Controller since November 2022.

“I am thrilled to re-join Evofem at a critical time for restructuring and refocusing the organization. It is encouraging to see the dynamic spirit of innovation and tenacious perseverance, especially as I join the leadership team and tight-knit group of passionate colleagues focused on driving growth of Phexxi for hormone-free contraception,” said Ms. Zhang.

Ms. Zhang holds a Master of Accounting from Virginia Tech and a Master of Arts in Economics from the University of Victoria, Canada. She is a certified public accountant (CPA) in the state of California.

Ms. Zhang’s appointment concludes the tenure of Albert Altro, who briefly served as interim CFO.

About Evofem Biosciences, Inc.

Evofem Biosciences, Inc., is developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the anticipated contributions of Ms. Zhang to the Company and the Company’s goal to be EBITDA breakeven on a quarterly basis by year-end 2023. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on January 6, 2023 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact

Amy Raskopf

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775